Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000

FOR IMMEDIATE RELEASE	August 8, 2017

Almost Family Reports Second Quarter and Year to Date 2017 Results

Louisville, KY, August 8, 2017 –  Almost Family, Inc. (NASDAQ: AFAM), a leading national provider of home health and related services, announced today its financial results for the quarter ended June 30, 2017.

Second Quarter Highlights (1):

•	Net service revenues of approximately $200.7 million including the second quarter of operations of the CHS-JV (see below), up 28.7% from the second quarter of 2016
•	GAAP net income of $4.8 million
•	GAAP EPS of $0.34(2) per diluted share on 33% more shares outstanding than in the prior year
•	Adjusted net income of $7.8(1) million
•	Adjusted EPS of $0.56(1, 2); excluding the effect of the January 2017 equity sale, Adjusted EPS would have been $0.75(1, 2)
•	Adjusted EBITDA of $17.8(1) million
•	Year to date operating cash flows of $11.8 million
•

As of August 8, 2017, the Company has converted 71 of 110 home health branches to the new HomeCare-HomeBase information system and expects to convert the remaining branches as planned before the end of 2017

•

In July of 2017, the Company’s CHS-JV purchased the assets of a Medicare-certified home health agency and related private duty company from Island Home Care in Key West, Florida marking our first co-investment with CHS since the formation of the JV.

•	CMS has announced a possible delay in ACO shared savings payments for Performance Year 2016 to fourth quarter 2017

(1)	See Non-GAAP Financial Measures below
(2)	Note that comparability of EPS between years is partially impacted by changes in shares outstanding as explained further below

Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

Management Comments

William Yarmuth, Chairman and CEO, commented:  “We continue to be very pleased with the results of our operations.  Additionally, our transition work with the CHS-JV is proceeding on schedule and we are progressing nicely through our HomeCare HomeBase implementation.  In July, we made the first of what we hope will be many co-investments with CHS with the addition of an affiliated home health agency to a CHS hospital that did not previously have one.  On the regulatory front, we note that the FY2018 preliminary rule from Medicare is relatively close to expectations. We are carefully studying the proposed Home Health Groupings Model for FY2019 and preparing our commentary for submission to CMS within the regulatory window.”

Steve Guenthner, President added:  “With regard to the proposed rule, we feel very strongly CMS has an obligation to implement the HHGM in a budget neutral manner consistent with CMS’ historical practices in rule making and with its statutory grant of authority from Congress.  To do otherwise may put vulnerable patient populations at risk and most certainly will drive unnecessary opposition to what is otherwise directionally a positive policy development.  Having said that, we feel CMS is signaling a new era in provider-industry collaboration, and we in the home health industry have an obligation to work reciprocally with CMS to further refine the model prior to its implementation.  We’re pleased that many of the design principles of this new case mix model are consistent with an increased focus on chronically ill populations which is an approach we have long championed.  We very much appreciate the inclusive process and early announcement of the model by CMS last year and its inclusion in the current rule, some 18 months before possible implementation.”

Yarmuth concluded:  “In the second half of FY2017, we will complete our CHS-JV integration and our HCHB implementation work.  This will allow us to shift our attention to be more fully focused on improving our organic growth and earnings in 2018.  I want to sincerely thank all our employees and managers for their hard work and the fine job they have been doing on both of these very important initiatives.  In addition, we are continuing our development activities to pursue further consolidation in the home health space with a number of good opportunities before us to maintain our growth trajectory.”

Second Quarter Financial Results (See Matters Impacting Comparability and Presentation below)

Home Health (HH) segment net revenues increased by 35% or $38.0 million to $148.4 million from $110.3 million in the prior year and episodic admissions grew by 42.2% to 29,761 from 20,932 primarily due to the CHS-JV acquisition.  Net revenue and episodic admissions in the CHS-JV were $41.9 million and 8,211, respectively.  Excluding the CHS-JV, episodic admissions grew by approximately 3.0%, including growth in Florida of 2.8%.  The Company expects to discontinue separate reporting of Florida admission growth in future periods.

Home Health segment contribution before corporate expenses increased $4.9 million, or 32.4%, to $20.2 million, from $15.3 million in the prior year period.  Home Health contribution margins as a percentage of revenue decreased slightly to 13.6% from 13.8%, primarily due to the combined effect

Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

of a 1% Medicare rate cut and an annual cost of living wage rate adjustment of 2% both effective January 1, 2017.

Other Home-Based Services (OHBS) segment net revenues increased $6.5 million or 16.3% to $46.5 million in 2017 from $40.0 million, primarily as a result of the 15 hospice facilities acquired in the CHS-JV transaction.   Hospice revenues were $7.3 million for the quarter. Personal care revenues were down $0.4 million or 1.1% from prior year on lower volumes.  Additionally, mix changes combined with rate cuts and increases in wages influenced by increases in statutory minimum wage rates in certain states negatively impacted personal care margins.  Overall OHBS segment contribution before corporate expenses increased $1.0 million, or 32.8% to $4.1 million from $3.1 million for the same period last year.

Healthcare Innovations (HCI) segment net revenues increased $0.2 million to $5.8 million from $5.6 million, while operating income before corporate expenses declined to $0.3 million from $0.7 million in 2016, largely due to changes in mix of assessments performed by our assessment business.

Corporate expenses as a percentage of revenue increased to 4.7% from 4.5%, primarily due to the current period including a management incentive provision.  Deal, transition and other costs were $5.4 million, primarily due to the ongoing conversion of the HH segment to the HomeCare-HomeBase information system and transition costs for the CHS-JV acquisition.  The HomeCare-HomeBase system conversion, implementation, training and related costs are expected to continue through the end of 2017.

The effective tax rates for the second quarter of 2017 and 2016 were 36.5% and 40.5%, respectively. The Company’s lower effective income tax rate for the second quarter 2017 was due to the favorable impact of excess tax benefits from the exercise of stock options during the period.

Increased average shares outstanding from the Company’s late January sale of common shares reduced Adjusted EPS of $0.56 for the second quarter of 2017 by $0.19.    The second quarter is fully reflective of the dilutive effect of this offering.

Year to Date Financial Results (See Matters Impacting Comparability and Presentation below)

Home Health segment net revenues increased by $79.8 million or 36% to $299.5 million from $219.8 million in the prior year and episodic admissions grew by 43.5% to 61,051 from 42,544 in 2016, primarily due to the CHS-JV acquisition.  Net revenue and episodic admissions in the CHS-JV were $84.8 million and 16,942, respectively.  Excluding the CHS-JV, episodic admissions grew by approximately 3.7%, including growth in Florida of 2.6%.

Home Health segment contribution before corporate expenses increased $9.8 million, or 32.3%, to $40.1 million, from $30.3 million in the prior year period.  Home Health contribution margins as a percentage of revenue decreased slightly to 13.4% from 13.8%, primarily due to the combined effect

Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

of a 1% Medicare rate cut and an annual cost of living wage rate adjustment of 2% both effective January 1, 2017.

Other Home-Based Services (OHBS) segment net revenues increased $12.2 million or 15.3% to a  $92.1 million from $79.9 million primarily as a result of the 15 hospice facilities acquired in the CHS-JV transaction.  Hospice revenues were $14.3 million.  Personal care revenues were down $1.6 million or 2.0% from prior year on lower volumes.  Additionally, mix changes combined with rate cuts and increases in wages influenced by increases in statutory minimum wage rates in certain states negatively impacted personal care margins.  Overall OHBS segment contribution before corporate expenses increased $1.1 million as compared to the same period of last year.

Healthcare Innovations (HCI) segment net revenues increased $0.4 million to $10.4 million from $10.0 million, while operating (loss) income before corporate expenses was essentially break even in both periods.

Corporate expenses as a percentage of revenue decreased to 4.6% from 4.7% in the prior year period primarily due to a larger base of business.  The first half of 2017 includes a provision for management incentives, while the first half of 2016 had no such provision.  Deal, transition and other costs were $12.7 million, due to the CHS-JV acquisition and the conversion of the HH segment to the HomeCare-HomeBase information system.  Borrowings related to acquisitions increased interest expense to $3.5 million from $2.9 million in the prior year period.

Net cash from operating activities of $11.8 million was generated in the first half of 2017.  Accounts receivable days sales outstanding were 57 at the end of the second quarter of 2017, as compared to 56 days last year and 53 days at the end of the fourth quarter of 2016.  Variations in days outstanding are largely attributable to delayed regulatory processing from asset acquisitions.

The effective tax rates for 2017 and 2016 were 29.5% and 40.5%, respectively.  The Company’s lower effective income tax rate in 2017 was due to a change in accounting rules for excess tax benefits from the exercise of stock options and vesting of restricted shares as a result of the prospective adoption of Accounting Standards Update 2016-09 as of the first day of fiscal 2017.  Under previous accounting rules these benefits were recorded in “additional paid-in capital” rather than in the current period tax provision.  Future periods with option exercises or restricted stock vesting could lower or raise the Company’s tax provision in those periods.  Excluding these items, the Company expects its effective tax rate for 2017 to be 39.5%.

Increased average shares outstanding from the Company’s late January sale of common shares reduced Adjusted EPS of $1.11 for 2017 by $0.32.

Acquisitions

The Company noted that it will continue to pursue quality acquisitions of in-home health care service providers consistent with its stated strategy and the types of services its segments currently

Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

provide.

Medicare Program Developments

On July 25, 2017, the Centers for Medicare and Medicaid Services (CMS) issued its proposed rule for 2018. CMS is proposing a 0.4% rate cut consisting of a 1.0% market basket update, a 0.97% case mix adjustment and sunset of the rural add-on provision. The proposed rule, which also proposes certain refinements to the Home Health Value-based Purchasing Model plus a new Home Health Groupings Model (HHGM Case Mix Model) for 2019, is currently open for comment. The final rule is expected to be released in late October 2017.  With regard to the HHGM Case Mix Model, as proposed it would also be subject to regulatory review through the 2019 preliminary and final rule process and thus can reasonably be expected to change from its current form prior to actual implementation.

Due to the complexity, early stage of development and announcement and subjectivity to future change of the FY2019 HHGM, the Company is unable to predict at this time the impact such a proposal, if enacted, and in what form enacted, may have on the Company’s future financial performance and condition. A series of responses to various stakeholder requests from the Senate Finance Committee, the House Ways and Means Committee and CMS dating to 2013 and including AFAM executive testimony before the Congress can be found at almostfamily.com.  Many of the concepts and goals the Company has long championed in its position papers can be found in the HHGM design.

CMS Delay in ACO Medicare Shared Savings Program Success Fees

With regard to the timing of PY2016 ACO shared savings payments, if any, which the Company has historically reported in its third quarter earnings report, CMS recently announced: “A delay in availability of 2016 final risk scores will postpone the delivery of Performance Year (PY) 2016 financial reconciliation results and final benchmark reports for PY2017.”  As a result of this CMS delay, the Company is unable to determine whether it will report its annual shared savings revenue for PY2016 in the third quarter of 2017 or whether the delay will result in later reporting of that revenue.  Under the circumstances, and until further information is received from CMS, the Company advises investors and analysts to expect the results of its participation in the shared savings program to be reported in its fourth quarter 2017 results.

Matters Impacting Comparability and Presentation – CHS-JV and Segment Presentation

On the first day of fiscal 2017, the Company acquired an 80% controlling interest in the entity holding the home health and hospice assets of Community Health Systems, Inc. (NYSE: CYH) (“CHS-JV”).  Community Health Systems, Inc. ("CHS"), one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country, retained the remaining 20%.

In the first quarter in 2017, the Company redefined its reporting segments to include a) Home Health (HH) formerly Visiting Nurse, b) Other Home-Based Services (OHBS) which includes all other

Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

home care services outside of Home Health services and c) the Healthcare Innovations (HCI) segment.  The OHBS segment consists of the historical personal care (“personal care”) operations plus hospice services.  Prior year segment information has been reclassified to conform to new segment definitions.  In management’s opinion, this approach provides investors clarity for the largest segment, Home Health, and best aligns with the Company’s internal decision-making processes as viewed by the chief operating decision maker.

Financing Activities

On January 25, 2017, the Company completed a public offering of 3.5 million shares of its common stock for gross proceeds in excess of $150 million.  The net proceeds of $144 million were applied to the Company’s revolving credit facility, which increased credit available under the Facility from approximately $78.6 million at December 30, 2016 to approximately $204.1 million after the offering.

Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Quarter ended		Six months ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Net service revenues	$ 200,733	$ 155,996	$ 402,045	$ 309,694
Cost of service revenues (excluding depreciation & amortization)	104,052	83,692	210,320	165,924
Gross margin	96,681	72,304	191,725	143,770
General and administrative expenses:
Salaries and benefits	56,870	41,502	112,903	83,182
Other	24,556	18,715	49,272	38,156
Deal, transition & other costs	5,424	2,589	12,655	5,198
Total general and administrative expenses	86,850	62,806	174,830	126,536
Operating income	9,831	9,498	16,895	17,234
Interest expense, net	1,579	1,604	3,475	2,936
Income before noncontrolling interests and income taxes	8,252	7,894	13,420	14,298
Net income (loss) - noncontrolling interests	725	(133)	1,485	(323)
Income before income tax expense	7,527	8,027	11,935	14,621
Income tax expense	2,751	3,250	3,525	5,927
Net income attributable to Almost Family, Inc.	$ 4,776	$ 4,777	$ 8,410	$ 8,694

Per share amounts-basic:
Average shares outstanding	13,717	10,158	13,212	10,125

Net income attributable to Almost Family, Inc.	$ 0.35	$ 0.47	$ 0.64	$ 0.86

Per share amounts-diluted:
Average shares outstanding	13,954	10,322	13,449	10,311

Net income attributable to Almost Family, Inc.	$ 0.34	$ 0.46	$ 0.63	$ 0.84

Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	(Unaudited)
	June 30, 2017	December 30, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,541	$10,110
Accounts receivable - net	125,984	99,212
Prepaid expenses and other current assets	13,443	11,432
TOTAL CURRENT ASSETS	160,968	120,754
PROPERTY AND EQUIPMENT - NET	19,441	10,732
GOODWILL	389,258	305,476
OTHER INTANGIBLE ASSETS - NET	146,736	85,063
TRANSACTION DEPOSIT	—	128,930
OTHER ASSETS	8,195	7,757
TOTAL ASSETS	$724,598	$658,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$16,453	$12,122
Accrued other liabilities	50,612	39,728
TOTAL CURRENT LIABILITIES	67,065	51,850

LONG-TERM LIABILITIES:
Revolving credit facility	122,677	262,456
Deferred tax liabilities	24,970	21,145
Seller notes	12,461	12,500
Other liabilities	7,100	6,581
TOTAL LONG-TERM LIABILITIES	167,208	302,682
TOTAL LIABILITIES	234,273	354,532

NONCONTROLLING INTEREST - REDEEMABLE -
HEALTHCARE INNOVATIONS	2,256	2,256

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.05; authorized 2,000 shares; none issued or outstanding	—	—
Common stock, par value $0.10; authorized 25,000; 14,133 and 10,504 issued and outstanding	1,413	1,051
Treasury stock, at cost, 169 and 117 shares	(5,825)	(3,258)
Additional paid-in capital	287,649	141,233
Retained earnings	171,900	163,763
Almost Family, Inc. stockholders' equity	455,137	302,789
Noncontrolling interests - nonredeemable	32,932	(865)
TOTAL STOCKHOLDERS’ EQUITY	488,069	301,924
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$724,598	$658,712

Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

ALMOST FAMILY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six months ended
	June 30, 2017	July 1, 2016
Cash flows from operating activities:
Net income attributable to Almost Family, Inc.	$ 8,410	$ 8,694
Net income (loss) attributable to noncontrolling interests	1,485	(323)
Income before non-controlling interests	9,895	8,371
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,193	1,848
Provision for uncollectible accounts	7,442	7,859
Stock-based compensation	1,414	1,402
Loan costs amortization	473	136
Deferred income taxes	3,825	4,236
	26,242	23,852
Change in certain net assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(13,194)	(10,081)
Prepaid expenses and other current assets	(1,363)	(511)
Other assets	(900)	(492)
Accounts payable and accrued expenses	975	(2,363)
Net cash provided by operating activities	11,760	10,405

Cash flows of investing activities:
Capital expenditures	(3,117)	(2,275)
Transaction deposit	128,930	-
Acquisitions, net of cash acquired	(129,164)	(30,754)
Net cash used in investing activities	(3,351)	(33,029)

Cash flows of financing activities:
Credit facility borrowings	143,917	145,538
Credit facility repayments, net	(283,697)	(124,153)
Debt issuance fees	46	(102)
Proceeds from stock offering, net	143,907	-
Proceeds from stock option exercises	1,455	16
Purchase of common stock in connection with share awards	(2,567)	(484)
Tax impact of share awards	-	256
Principal payments on notes payable and capital leases	(39)	(55)
Net cash provided by financing activities	3,022	21,016

Net change in cash and cash equivalents	11,431	(1,608)
Cash and cash equivalents at beginning of period	10,110	7,522
Cash and cash equivalents at end of period	$ 21,541	$ 5,914

Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

ALMOST FAMILY, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Quarter ended
	June 30, 2017		July 1, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount		%
Net service revenues:
Home Health	$148,373	73.9%	$110,340	70.7%		$38,033	34.5%
Other Home-Based Services	46,519	23.2%	40,012	25.6%		6,507	16.3%
Healthcare Innovations	5,841	2.9%	5,644	3.6%		197	3.5%
	200,733	100.0%	155,996	100.0%		44,737	28.7%
Operating income before corporate expenses:
Home Health	20,213	13.6%	15,267	13.8%		4,946	32.4%
Other Home-Based Services	4,051	8.7%	3,051	7.6%		1,000	32.8%
Healthcare Innovations	327	5.6%	720	12.8%		(393)	(54.6)%
	24,591	12.3%	19,038	12.2%		5,553	29.2%

Corporate expenses	9,336	4.7%	6,951	4.5%		2,385	34.3%
Deal, transition and other costs	5,424	2.7%	2,589	1.7%		2,835	109.5%
Operating income	9,831	4.9%	9,498	6.1%		333	3.5%
Interest expense, net	1,579	0.8%	1,604	1.0%		(25)	(1.6)%
Net income (loss) - noncontrolling interests	725	0.4%	(133)	(0.1)%		858	NM
Net income before income taxes	7,527	3.7%	8,027	5.1%		$ (500)	(6.2)%
Income tax expense	2,751	1.4%	3,250	2.1%		(499)	(15.4)%
Net income attributable to Almost Family, Inc.	$4,776	2.4%	$4,777	3.1%	$	$ (1)	(0.0)%

Adjusted EBITDA (1)	$17,816	8.9%	$13,757	8.8%		$4,059	29.5%
Adjusted net income (1)	$7,834	3.9%	$6,317	4.0%		$1,517	24.0%

(1) See Non-GAAP Financial Measures below.

Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

	Six months ended
	June 30, 2017		July 1, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount		%
Net service revenues:
Home Health	$299,528	74.5%	$219,762	71.0%		$79,766	36.3%
Other Home-Based Services	92,117	22.9%	79,896	25.8%		12,221	15.3%
Healthcare Innovations	10,400	2.6%	10,036	3.2%		364	3.6%
	402,045	100.0%	309,694	100.0%		92,351	29.8%
Operating (loss) income before corporate expenses:
Home Health	40,095	13.4%	30,308	13.8%		9,787	32.3%
Other Home-Based Services	7,865	8.5%	6,722	8.4%		1,143	17.0%
Healthcare Innovations	(16)	(0.2)%	47	0.5%		(63)	NM
	47,944	11.9%	37,077	12.0%		10,867	29.3%

Corporate expenses	18,394	4.6%	14,645	4.7%		3,749	25.6%
Deal, transition and other costs	12,655	3.1%	5,198	1.7%		7,457	143.5%
Operating income	16,895	4.2%	17,234	5.6%		(339)	(2.0)%
Interest expense, net	3,475	0.9%	2,936	0.9%		539	18.4%
Net income (loss) - noncontrolling interests	1,485	0.4%	(323)	(0.1)%		1,808	NM
Net income before income taxes	11,935	3.0%	14,621	4.7%		$ (2,686)	(18.4)%
Income tax expense	3,525	0.9%	5,927	1.9%		(2,402)	(40.5)%
Net income attributable to Almost Family, Inc.	$8,410	2.1%	$8,694	2.8%	$	$ (284)	(3.3)%

Adjusted EBITDA (1)	$34,624	8.6%	$25,954	8.4%		$8,670	33.4%
Adjusted net income (1)	$14,926	3.7%	$11,787	3.8%		$3,139	26.6%

(1) See Non-GAAP Financial Measures below.

Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

HOME HEALTH OPERATING METRICS

	Quarter ended
	June 30, 2017		July 1, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Locations	239		162		77	47.5%

All payors:
Admissions	39,728		27,410		12,318	44.9%
Census	31,588		23,441		8,147	34.8%
Visits	944,454		735,138		209,316	28.5%
Cost per visit	$76		$73		$3	3.7%
G&A expense per census	$1,796		$1,768		$28	1.6%

Episodic:
Admissions	29,761		20,932		8,829	42.2%
Census	24,263		18,010		6,253	34.7%
Episodes	45,309		32,775		12,534	38.2%
Visits	745,039		589,116		155,923	26.5%
Revenue	$126,984	85.6%	$95,305	86.4%	$31,679	33.2%
Revenue per episode	$2,803		2,908		$(105)	(3.6)%
Visits per episode	16.4		18.0		(1.5)	(8.5)%

Non-episodic:
Admissions	9,967		6,478		3,489	53.9%
Census	7,325		5,431		1,894	34.9%
Visits	199,415		146,022		53,393	36.6%
Revenue	$21,389	14.4%	$15,035	13.6%	$6,354	42.3%
Revenue per visit	$107		$103		$4	4.2%
Visits per admission	20.0		22.5		(2.5)	(11.2)%

Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

HOME HEALTH OPERATING METRICS

	Six months ended
	June 30, 2017		July 1, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Locations	239		162		77	47.5%

All payors:
Admissions	81,185		55,842		25,343	45.4%
Census	31,461		23,267		8,195	35.2%
Visits	1,913,808		1,471,297		442,511	30.1%
Cost per visit	$76		$72		$4	5.0%
G&A expense per census	$3,639		$3,583		$56	1.6%

Episodic:
Admissions	61,051		42,544		18,507	43.5%
Census	24,206		17,853		6,354	35.6%
Episodes	91,200		65,315		25,885	39.6%
Visits	1,513,051		1,176,808		336,243	28.6%
Revenue	$257,053	85.8%	$190,737	86.8%	$66,316	34.8%
Revenue per episode	$2,819		2,920		$(102)	(3.5)%
Visits per episode	16.6		18.0		(1.4)	(7.9)%

Non-episodic:
Admissions	20,134		13,298		6,836	51.4%
Census	7,255		5,414		1,841	34.0%
Visits	400,757		294,489		106,268	36.1%
Revenue	$42,475	14.2%	$29,025	13.2%	$13,450	46.3%
Revenue per visit	$106		$99		$7	7.5%
Visits per admission	19.9		22.1		(2.2)	(10.1)%

Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

OTHER HOME-BASED SERVICES OPERATING METRICS

	Quarter ended
	June 30, 2017		July 1, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Personal Care:
Locations	74		71		3	4.2%
Admissions	2,537		2,591		(54)	(2.1)%
Census	12,706		12,894		(188)	(1.5)%
Hours of service	1,813,207		1,857,937		(44,730)	(2.4)%
Hours per patient per week	11.0		11.1		(0.1)	(1.0)%
Revenue	$39,248	84.4%	$39,694	99.2%	$(446)	(1.1)%
Operating income	$2,913		$3,008		$(95)	(3.2)%
Revenue per hour	$21.65		$21.36		$0.28	1.3%
Cost per hour	$13.23		$13.08		$0.15	1.1%

Hospice:
Locations	16		1		15	NM
Admissions	750		26		724	NM
Census	481		25		456	NM
Length of stay	58		45		13	28.9%
Revenue	$7,271	15.6%	$318	0.8%	$6,953	NM
Operating income	$1,138		$43		$1,095	NM
Revenue per day	$166		$142		$24	16.9%

	Six months ended
	June 30, 2017		July 1, 2016		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Personal Care:
Locations	74		71		3	4.2%
Admissions	4,878		5,037		(159)	(3.2)%
Census	12,766		12,720		46	0.4%
Hours of service	3,642,749		3,706,146		(63,397)	(1.7)%
Hours per patient per week	11.0		11.2		(0.2)	(2.1)%
Revenue	$77,802	84.5%	$79,387	99.4%	$(1,585)	(2.0)%
Operating income	$5,261		$6,745		$(1,484)	(22.0)%
Revenue per hour	$21.36		$21.42		$(0.06)	(0.3)%
Cost per hour	$13.08		$13.03		$0.05	0.4%

Hospice:
Locations	16		1		15	NM
Admissions	1,508		49		1,459	NM
Census	474		20		454	NM
Length of stay	57		38		20	52.0%
Revenue	$14,315	15.5%	$509	0.6%	$13,806	NM
Operating income (loss)	$2,604		$(23)		$2,627	NM
Revenue per day	$166		$142		$24	16.9%

Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

HEALTHCARE INNOVATIONS SUPPLEMENTAL DATA

	Quarter ended
	June 30, 2017	July 1, 2016	Change
	Amount	Amount	Amount	%

ACO Management:
Medicare ACO enrollees under management	141,556	121,881	19,675	16.1%
ACOs under contract	15	14	1	7.1%
Revenue	$647	$165	$482	292.1%
Operating (loss)	$(580)	$(479)	$(101)	(21.1)%

Assessment Services
Assessments	22,284	19,820	2,464	12.4%
Revenue	$5,194	$5,479	$(285)	(5.2)%
Operating income	$907	$1,199	$(292)	(24.4)%

	Six months ended
	June 30, 2017	July 1, 2016	Change
	Amount	Amount	Amount	%

ACO Management:
Medicare ACO enrollees under management	141,556	121,881	19,675	16.1%
ACOs under contract	15	14	1	7.1%
Revenue	$1,190	$336	$854	254.2%
Operating (loss)	$(969)	$(871)	$(98)	(11.3)%

Assessment Services
Assessments	37,496	35,395	2,101	5.9%
Revenue	$9,210	$9,700	$(490)	(5.1)%
Operating income	$953	$918	$35	3.8%

Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

Non-GAAP Financial Measures

The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information, a reconciliation of those measures to the most directly comparable GAAP measures.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income and adjusted earnings per share is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The presentation of adjusted net income and adjusted earnings per share provides investors with pertinent information to enable comparison of financial performance between periods by excluding certain items that the Company believes are not representative of its ongoing operations due to the nature of the items.

The following table sets forth a reconciliation of net income attributable to Almost Family, Inc. to adjusted net income:

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

 (In thousands)

	Quarter ended		Six months ended
(in thousands)	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Net income attributable to Almost Family, Inc.	$4,776	$4,777	$8,410	$8,694

Addbacks:
Deal, transition and other, net of tax	3,058	1,540	6,516	3,093
Adjusted net income attributable to Almost Family, Inc.	$7,834	$6,317	$14,926	$11,787

Per share amounts-diluted:
Average shares outstanding	13,954	10,322	13,449	10,311

Net income attributable to Almost Family, Inc.	$0.34	$0.46	$0.63	$0.84

Addbacks:
Deal, transition and other, net of tax	0.22	0.15	0.48	0.30
Adjusted net income attributable to Almost Family, Inc.	$0.56	$0.61	$1.11	$1.14

Adjusted EBITDA

Adjusted earnings before interest, income and franchise taxes, depreciation and amortization, amortization of stock-based compensation, deal, transition and other (Adjusted EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.  The items excluded from

Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

Adjusted EBITDA Operations are significant components in understanding and evaluating financial performance and liquidity.  Management routinely calculates and communicates Adjusted EBITDA Operations and believes that it is useful to investors because it provides a common analytical indicator within its industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.  Adjusted EBITDA is also used in certain covenants contained in the Company’s credit agreement.

The following table sets forth a reconciliation of net income to Adjusted EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA

 (In thousands)

	Quarter ended		Six months ended
(in thousands)	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Net income	$4,776	$4,777	$8,410	$8,694
Add back:
Net (loss) income - noncontrolling interests	725	(133)	1,485	(323)
Interest expense	1,579	1,604	3,475	2,936
Income tax expense	2,751	3,250	3,525	5,927
Franchise taxes	253	122	467	272
Depreciation and amortization	1,660	864	3,193	1,848
Stock-based compensation	648	684	1,414	1,402
Deal, transition and other costs	5,424	2,589	12,655	5,198
Adjusted EBITDA	$17,816	$13,757	$34,624	$25,954

Forward Looking Statements

All statements, other than statements of historical facts, included in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current plans, expectations, projections, forecasts and assumptions about future events that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “estimate,” “project,” “forecast,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “target,” or similar terms, variations of those terms or the negative of those terms. While forward-looking statements reflect good faith beliefs, assumptions and expectations, they are not guarantees of future performance, and the Company undertakes no obligation to update or revise its forward-looking statements. The forward-looking statements in this news release are based on a variety of assumptions that may not be realized and that are subject to significant risks and uncertainties, including the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of

Almost Family Reports Second Quarter and Year to Date 2017 Results

August 8, 2017

operating performance and achieve its cost control objectives; changes in our relationships with referral sources; unanticipated difficulties or expenditures relating to acquisition transactions, including, without limitation, difficulties that result in the failure to achieve expected synergies, efficiencies and cost savings from a transaction within the expected time period (if at all); government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; the ability of the Company to integrate, manage and keep secure our information systems; changes in the marketplace and regulatory environment for Health Risk Assessments and the Company’s self-insurance risks.   For a more complete discussion regarding other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 30, 2016, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.”

About Almost Family, Inc.

Almost Family, Inc., founded in 1976, is a leading national provider of home healthcare services, with 329 branch locations in 26 states, including its joint venture with Community Health Systems, Inc. (CHS) (NYSE: CYH). Almost Family, Inc. and its subsidiaries operate Home Health, Other Home-Based Services and HealthCare Innovations segments.